Exhibit 99.1

MamaMancini’s Accelerates Aggressive Marketing Campaign

EAST RUTHERFORD, NJ—(Marketwired - Jun 26, 2017) - MamaMancini’s Holdings, Inc. (the “Company” or “MamaMancini’s”) (OTCQB: MMMB), a marketer of specialty pre-prepared, frozen and refrigerated all natural food products (as defined by the United States Department of Agriculture), today announced the resumption of its aggressive marketing campaign beginning on Monday, June 26, 2017 through the July 4th Independence Day holiday period.

The Company estimates that upwards of 183 million consumer impressions have been achieved since January 1, 2017 through its various advertising, social media and public relations platforms. During the June 26th through July 9th period, the Company expects to air approximately 600 commercial spots featuring MamaMancini’s co-founder, Dan Mancini, on a broad range of media including Sirius Satellite Radio, cable television channels CNBC, Bloomberg, CNN, Fox News, CNN Headline News, MSNBC and ESPN, as well as social media outlets Facebook and Twitter.

The commercial can be heard at the following link:

http://www.mamamancinis.com/tune-sirius-radio-starting-monday-626/

The Company has issued a compilation of recent articles and mentions of MamaMancini’s in the press, trade journals and lifestyle publications. They can be seen at the following link:

http://www.mamamancinis.com/wp/wp-content/uploads/2017/06/MM-Press-Sheet-Update-June-2017.pdf

Carl Wolf, chairman and CEO of MamaMancini’s, said, “We are pleased with the results of our marketing campaign during the first half of the year. We believe that our marketing strategy has been effective in helping us to achieve strong double-digit revenue growth in the January to June timeframe. We continue to be opportunistic in taking advantage of reasonably priced airtime that allows us to access large audiences across numerous platforms. We are dedicated to reaching a $40 million revenue run-rate in the coming months.”

About MamaMancini’s

MamaMancini’s is a marketer and distributor of a line of beef meatballs, turkey meatballs, and chicken meatballs all with sauce, five cheese stuffed beef, turkey and chicken meatballs all with sauce, original beef and turkey meatloaves and bacon gorgonzola beef meatloaf, and other similar Italian cuisine products. The Company’s sales have been growing on a consistent basis as the Company expands its distribution channel, which includes major retailers such as Costco, Publix, Shop Rite, Price Chopper, Jewel, SaveMarts, Luckys, Lunds/Byerly’s, SuperValu, Safeway, Albertsons, Spartan Stores, Bashas, Whole Foods, Shaw’s Supermarkets, Kings, Roche Brothers, Key Foods, Stop-n-Shop, Giant Stores, Giant Eagle, Food Town, Randalls, Kroger, Shoppers, Marsh’s Supermarkets, King Kullen, Lowes Stores, Central Markets, Weis Markets, Ingles, and The Fresh Market.

Forward Looking Statements This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in the Company’s 10-K for the fiscal year ended January 31, 2016 and other filings made by the Company with the Securities and Exchange Commission.

Contact:

Carl Wolf

Chairman and CEO

MamaMancini’s Holdings, Inc.

Stock Symbol: MMMB

973-985-0280

www.mamamancinis.com

carl@mamamancinis.com

Copyright © 2017 Marketwired. All Rights Reserved